Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of Butler Square (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler REITt, L.P. (“Operating Partnership”), its majority-owned subsidiary, acquired through a Purchase and Sales Agreement on February 9, 2015. The Operating Partnership completed the acquisition on April 15, 2015.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 gives effect to the acquisition of the Property as if it occurred on December 31, 2014. The Wheeler REIT column as of December 31, 2014 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on March 25, 2015 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the year ended December 31, 2014 give effect to the Company's acquisition of the Property, as if it had occurred on January 1, 2014. The Wheeler REIT column for the year ended December 31, 2014 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 25, 2015. The Property column includes the full year’s operating activity for the Property, as the Property was acquired subsequent to December 31, 2014 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition transaction closed during the second quarter of 2015, the Property will be included in the consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the six months ending June 30, 2015, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 25, 2015 as part of its Form 10-K for the year ended December 31, 2014.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2014
(unaudited)

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$152,250,986	$7,424,672	$159,675,658
Cash and cash equivalents	9,969,748	(3,760,000)	6,209,748
Tenant and other receivables	1,985,466	—	1,985,466
Goodwill	7,004,072	—	7,004,072
Deferred costs, reserves, intangibles and other assets	29,272,096	2,099,447	31,371,543

Total Assets	$200,482,368	$5,764,119	$206,246,487

LIABILITIES:
Mortgages and other indebtedness	$141,450,143	$5,640,000	$147,090,143
Below market lease intangibles	778,173	124,119	902,292
Accounts payable, accrued expenses and other liabilities	5,130,625	—	5,130,625

Total Liabilities	147,358,941	5,764,119	153,123,060

Commitments and contingencies	—	—	—

EQUITY:
Series A preferred stock	1,458,050	—	1,458,050
Series B convertible preferred stock	37,620,254	—	37,620,254
Common stock	75,129	—	75,129
Additional paid-in capital	31,077,060	—	31,077,060
Accumulated deficit	(27,660,234)	—	(27,660,234)
Noncontrolling interest	10,553,168	—	10,553,168

Total Equity	53,123,427	—	53,123,427

Total Liabilities and Equity	$200,482,368	$5,764,119	$206,246,487

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental revenues	$13,598,681	$771,722	$(31,439)	(1)	$14,338,964
Asset management fees	296,290	—	—		296,290
Commissions	158,876	—	—		158,876
Tenant reimbursements and other income	3,105,405	205,917	—		3,311,322

Total Revenues	17,159,252	977,639	(31,439)		18,105,452

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES OF THE ACQUIRED:
Property operating	4,314,599	259,660	—		4,574,259
Depreciation and amortization	8,220,490	—	730,567	(2)	8,951,057
Provision for credit losses	60,841	—	—		60,841
Corporate general & administrative and other	9,495,711	19,119	—		9,514,830

Total Operating Expenses and Certain Operating
Expenses of the Acquired	22,091,641	278,779	730,567		23,100,987

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(4,932,389)	698,860	(762,006)		(4,995,535)

Interest expense	(6,813,426)	—	(219,791)	(3)	(7,033,217)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(11,745,815)	$698,860	$(981,797)		$(12,028,752)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Pro Forma Balance Sheet

A.	Reflects the audited consolidated balance sheet of the Company as of December 31, 2014 included in the Company’s Form 10-K for the year ended December 31, 2014.

B.
Represents the estimated pro forma effect of the Company’s $9.4 million acquisition of the Property, assuming it occurred on December 31, 2014. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2014 included in the Company's Form 10-K for the year ended December 31, 2014.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2014, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on debt used to finance the acquisition, which accrues interest at a rate of 3.897% per annum and matures in April 2025.